UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2015

BIND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Vassar Street, Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On December 15, 2015, BIND Therapeutics, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Research, Option and License Agreement, as amended (the “Agreement”) between the Company and Pfizer, Inc. (“Pfizer”).

As previously disclosed, Pfizer exercised its option to acquire an exclusive license for the development and commercialization of one of two compounds (the “First Compound”) covered by the Agreement. The Amendment extends the term during which Pfizer and we are allowed to conduct additional research and preclinical development activities with respect to the First Compound to December 31, 2016. The Amendment also provides that the term for research and preclinical development activities with respect to the other compound covered by the Agreement may be extended only by mutual written agreement of the Parties.

In addition, the Amendment permits Pfizer to terminate the Design/Preclinical Collaboration Plan at any time upon thirty (30) days’ notice to the Company and, in the event of termination, requires Pfizer to pay the Company for certain costs incurred pursuant to the Design/Preclinical Collaboration Plan up to the date of termination.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1+	Third Amendment to Research, Option and License Agreement, dated December 15, 2015, by and between the Company and Pfizer.

+ Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIND THERAPEUTICS, INC.

Date: December 17, 2015	By:	/s/ Andrew Hirsch
Andrew Hirsch
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1+	Third Amendment to Research, Option and License Agreement, dated December 15, 2015, by and between the Company and Pfizer.

+ Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.